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Exhibit 10.15

LEASE EXTENSION AGREEMENT #1

(Plum Tree—2601 Midpoint Drive)

        THIS LEASE EXTENSION AGREEMENT is made and entered into this 20th day of October 2003.

LANDLORD:	The Landlord is GB Ventures, LLP.
TENANT:	The Tenant is Heska Corporation
LEASE AGREEMENTS:	That certain Lease Agreement between Landlord and Tenant dated August 24, 1999 and Lease Addendum #1 dated October 6, 1999.
PREMISES:	The Leased Premises consist of approximately 11,628 square feet at 2601 Midpoint Drive, Suites B, C, D, E and F, Fort Collins, Colorado, in the project commonly known as Plum Tree Plaza.
CURRENT LEASE EXPIRATION:	October 1, 2004.
NEW LEASE EXPIRATION:	May 31, 2005.
EXTENSION PERIOD BASE MONTHLY RENTAL RATE:
The base monthly rental rate for the Lease Extension Period shall be as follows:
October 1, 2004 to May 31, 2005	$9,844.09/month NNN with a Consumer Price Index increase (3%min - 6%max) on: October 1, 2004
OPTION TO EXTEND:
Tenant shall have one (1) option to extend the term of this Lease for one (1) year at same rental rate plus a Consumer Price Index increase (3%min - 6%max) on October 1, 2005. Tenant shall give written notice to landlord no later than May 31, 2004.
BROKERAGE FEE:	A brokerage fee shall be paid to Equis Corporation per separate agreement.
OTHER TERMS & CONDITIONS:
All other terms and conditions of that Lease Agreement between Landlord and Tenant dated August 24, 1999 and Lease Addendum #1 dated October 6, 1999 which have not been superseded by terms and conditions of this Lease Extension Agreement #1, shall remain the same.
OFFER PERIOD:	This Lease Extension offer shall remain in effect through October 27th, 2003.
LANDLORD:		TENANT:
GB VENTURES, LLP		HESKA CORPORATION
/s/ WILLIAM W. REYNOLDS		/s/ JASON A. NAPOLITANO
By:	WILLIAM W. REYNOLDS, Managing Partner	By:	JASON A. NAPOLITANO Executive Vice President and Chief Financial Officer

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LEASE EXTENSION AGREEMENT #1